                        MARINE DRILLING COMPANIES, INC.

                      EXECUTIVE DEFERRED COMPENSATION PLAN





                            As Amended and Restated
                             Effective July 1, 1996

                               TABLE OF CONTENTS

ARTICLE                                                                                                PAGE
-------                                                                                                ----

I        -    Definitions and Construction  . . . . . . . . . . . . . . . . . . . . . . . . . .         I-1

II       -    Participation   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        II-1

III      -    Account Credits and Allocations of Income or Loss   . . . . . . . . . . . . . . .       III-1

IV       -    Deemed Investment of Funds  . . . . . . . . . . . . . . . . . . . . . . . . . . .        IV-1

V        -    Determination of Vested Interest and Forfeitures  . . . . . . . . . . . . . . . .         V-1

VI       -    In-Service Distributions  . . . . . . . . . . . . . . . . . . . . . . . . . . . .        VI-1

VII      -    Termination Benefits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       VII-1

VIII     -    Administration of the Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . .      VIII-1

IX       -    Administration of Funds   . . . . . . . . . . . . . . . . . . . . . . . . . . . .        IX-1

X        -    Nature of the Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         X-1

XI       -    Adopting Entities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        XI-1

XII      -    Miscellaneous   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       XII-1





                                      (i)

                        MARINE DRILLING COMPANIES, INC.

                      EXECUTIVE DEFERRED COMPENSATION PLAN



                             W I T N E S S E T H :


         WHEREAS, MARINE DRILLING COMPANIES, INC. (the "COMPANY"), desiring to aid certain of its employees in making more adequate provision for their retirement, has heretofore adopted the MARINE DRILLING COMPANIES, INC. EXECUTIVE DEFERRED COMPENSATION PLAN (the "PLAN"); and

         WHEREAS, the Company desires to restate the Plan and to amend the Plan in several respects, intending thereby to provide an uninterrupted and continuing program of benefits;

         NOW THEREFORE, the Plan is hereby restated in its entirety as follows with no interruption in time, effective as of July 1, 1996, except as otherwise indicated herein:





                                      (ii)

                                       I.

                          DEFINITIONS AND CONSTRUCTION

         1.1 DEFINITIONS. The capitalized words or terms used in the Plan and which are not otherwise defined herein shall have the same meanings as such words or terms have in the Marine Drilling Companies 401(k) Profit Sharing Plan, as the same may be amended from time to time. Where the following words and phrases appear in the Plan, they shall have the respective meanings set forth below, unless their context clearly indicates to the contrary.

(1) ACCOUNT(S): A Member's Company Account and/or Deferral Account, including the amounts credited thereto.

(2) AFFILIATE: Each trade or business (whether or not incorporated) which together with the Company would be deemed to be a "single employer" within the meaning of subsections (b), (c), (m) or (o) of section 414 of the Code.

(3) CHANGE IN CONTROL: A "Change in Control" of the Company, as such term is defined in Section 9(b) of the Marine Drilling 1992 Long Term Incentive Plan.

(4)      CODE:  The Internal Revenue Code of 1986, as amended.

(5) COMMITTEE: The administrative committee appointed by the Directors to administer the Plan.

(6) COMPANY: Marine Drilling Companies, Inc., Marine Drilling Management Company and any other adopting entity which adopts the Plan pursuant to the provisions of Article XI, jointly and severally.

(7) COMPANY ACCOUNT: An individual account for each Member to which is credited the Company Deferrals made on his behalf pursuant to Section
         3.2 and which is credited (or debited) for such account's allocation of net income (or net loss) as provided in Section 3.3.

(8) COMPANY DEFERRALS: Deferrals made by the Company on a Member's behalf pursuant to Section 3.2.

(9) COMPENSATION: Amounts equal to a Member's "Compensation," as such term is defined under the Profit Sharing Plan, including amounts a Member could have received in cash in lieu of Compensation deferrals pursuant to Section 3.1, and without regard to the maximum dollar limitation of section 401(a)(17) of the Code.

(10) DEFERRAL ACCOUNT: An individual account for each Member to which is credited his Compensation deferrals pursuant to Section 3.1 and which is credited (or debited) for such account's allocation of net income (or net loss) as provided in Section 3.3.

(11)     DIRECTORS:  The Board of Directors of Marine Drilling Companies, Inc.

(12) DISABILITY: A Member's "disability," as such term is defined under the Profit Sharing Plan.

(13)     EFFECTIVE DATE:  July 1, 1996, as to this restatement of the Plan.

(14) FUNDS: The investment funds designated from time to time for the deemed investment of Accounts pursuant to Article IV.

(15) INVOLUNTARY TERMINATION: Any termination of a Member's employment with the Company which:

                 (i) results from a resignation by the Member within 12 months after the date upon which a Change in Control occurs if such resignation occurs within 30 days after the Member receives notice from the Company that the Member will be subject to a Material Change in Employment Terms; or

                 (ii) results from a termination by the Company within 12 months after the date upon which a Change in Control occurs;

         provided, however, the term "Involuntary Termination" shall not include a Termination for Cause or any termination after attainment of a Member's Retirement Date or as a result of death or Disability.

(16) MATERIAL CHANGE IN EMPLOYMENT TERMS: A "Material Change in Employment Terms" shall mean any one or more of the following:

                 (i) a material diminution in the nature or scope of the Member's authorities, powers, functions or duties from those applicable to him immediately prior to the date on which a Change in Control occurs;

                 (ii) a reduction in the Member's annual base salary from that provided to him immediately prior to the date on which a Change in Control occurs;

                 (iii) a significant diminution in the Member's eligibility to participate in bonus, stock option, incentive award and other compensation plans under which the Member is participating immediately prior to the date on which a Change in Control occurs; or

                 (iv) a change in the location of the Member's principal place of employment by the Company by more than 50 miles from the location where he was principally employed immediately prior to the date on which a Change in Control occurs.

(17) MEMBER: Each individual who has been selected for participation in the Plan and who has become a Member pursuant to Article II.

(18) PLAN: The Marine Drilling Companies, Inc. Executive Deferred Compensation Plan, as amended from time to time.

(19) PLAN YEAR: The twelve-consecutive month period commencing January 1 of each year.

(20) PROFIT SHARING PLAN: The Marine Drilling Companies 401(k) Profit Sharing Plan, as amended from time to time.

(21) RETIREMENT DATE: The date upon which a Member has attained fifty-five years of age.

(22) TERMINATION FOR CAUSE: A "Termination for Cause" shall mean termination of the Member's employment by the Company for any of the following reasons:

                 (i) The Member has engaged in gross negligence or willful misconduct in the performance of the duties required of him;

                 (ii) The Member has been convicted of a felony or a misdemeanor involving moral turpitude;

                 (iii) The Member has willfully refused without proper legal reason to perform the duties and responsibilities required of him;

                 (iv) The Member has materially breached any material corporate policy or code of conduct established by the Company; or

                 (v) The Member has willfully engaged in conduct that he knows or should know is materially injurious to the Company or any of its affiliates.

(23)     TRUST:  The trust, if any, established under the Trust Agreement.

(24) TRUST AGREEMENT: The agreement, if any, entered into between the Company and the Trustee pursuant to Article X.

(25) TRUST FUND: The funds and properties, if any, held pursuant to the provisions of the Trust Agreement, together with all income, profits and increments thereto.

(26) TRUSTEE: The trustee or trustees appointed by the Directors who are qualified and acting under the Trust Agreement at any time.

(27) VALUATION DATES: The last business day of each calendar month and any other interim Valuation Date determined by the Committee on a nondiscriminatory basis.

(28) VESTED INTEREST: The portion of a Member's Accounts which, pursuant to the Plan, is nonforfeitable.

         1.2 NUMBER AND GENDER. Wherever appropriate herein, words used in the singular shall be considered to include the plural and words used in the plural shall be considered to include the singular. The masculine gender, where appearing in the Plan, shall be deemed to include the feminine gender.

         1.3 HEADINGS. The headings of Articles and Sections herein are included solely for convenience, and if there is any conflict between such headings and the text of the Plan, the text shall control.

                                      II.

                                 PARTICIPATION

         2.1 PARTICIPATION. The Committee, in its sole discretion, shall select and notify those management or highly compensated employees of the Company who shall be eligible to become Members. Any such eligible employee may become a Member on the date designated by the Committee by executing and filing with the Committee, prior to such date, the form prescribed by the Committee. Subject to the provisions of Section 2.2, a Member shall remain eligible to defer Compensation hereunder and receive an allocation of Company Deferrals for each Plan Year following his initial year of participation in the Plan.

         2.2 CESSATION OF ACTIVE PARTICIPATION. Notwithstanding any provision herein to the contrary, an individual who has become a Member of the Plan shall cease to be entitled to defer Compensation hereunder or receive an allocation of Company Deferrals effective as of any date designated by the Committee. Any such Committee action shall be communicated to the affected individual prior to the effective date of such action. Further, an individual who has become a Member of the Plan may cancel his Compensation deferrals hereunder and his right to receive an allocation of Company Deferrals, effective as of the first day of any subsequent Plan Year, by executing and delivering to the Company the form prescribed by the Committee prior to such date and within the time period prescribed by the Committee. An individual described in the preceding provisions of this Section 2.2 may again become entitled to defer Compensation hereunder and receive an allocation of Company Deferrals beginning on the first day of any subsequent Plan Year selected by the Committee in its sole discretion.

                                      III.

               ACCOUNT CREDITS AND ALLOCATIONS OF INCOME OR LOSS

         3.1     MEMBER DEFERRALS.

                 (a) Prior to January 1, 1997, for each payroll period following the date a Member has made the maximum Elective Deferral Contributions under the Profit Sharing Plan permitted under section 402(g) of the Code, such Member may elect to defer hereunder an integral percentage of from 1% to 15% of his Compensation. Effective January 1, 1997, a Member may elect to defer hereunder an integral percentage of from 1% to 80% of his Compensation for any Plan Year. Notwithstanding the foregoing, if an employee initially becomes a Member on a date other than the first day of a Plan Year, such Member's deferral election shall apply only to Compensation (including a pro rata portion of any bonus or other supplemental pay) for services performed after the date of such election.

                 (b) For each Plan Year in which a Member's Elective Deferral Contributions under the Profit Sharing Plan are limited as a result of the limitations contained in section 401(k)(3) and/or 415 of the Code, such Member may elect to defer hereunder an amount equal to the reduction in such Member's Elective Deferral Contributions to the Profit Sharing Plan as a result solely of the application of such limitations.

                 (c) A Member's election to defer a percentage of his Compensation for any Plan Year shall be made prior to the first day of such Plan Year. Notwithstanding the foregoing, if an employee initially becomes a Member on a date other than the first day of a Plan Year, such Member's election to defer a percentage of his Compensation for such Plan Year shall be made prior to such date. A Member's Compensation deferrals shall remain in force and effect unless and until such deferrals are to cease in accordance with the provisions of Section 2.2. Compensation for a Plan Year not deferred by a Member pursuant to the above paragraphs shall be received by such Member in cash except as provided by any other plan maintained by the Company and its Affiliates. Deferrals of Compensation under the Plan shall be made before elective deferrals or contributions of Compensation under any other plan maintained by the Company and its Affiliates. Compensation deferrals made by a Member shall be credited to such Member's Deferral Account as of a date determined in accordance with procedures established from time to time by the Committee; provided, however, that such deferrals shall be credited to the Member's Deferral Account no later than 30 days after the date upon which the Compensation deferred would have been received by such Member in cash if he had not elected to defer such amount pursuant to this Section 3.1. The Company shall effect a Member's Compensation deferrals by withholding such deferrals from such Member's Compensation within the Plan Year.

         3.2     COMPANY DEFERRALS.

                 (a) For each calendar month, the Company shall credit a Member's Company Account with an amount which equals 100% of the Compensation deferrals made by such Member





                                     III-1
pursuant to Section 3.1(a) and (b) during such month; provided, however, that the amount credited to the Member's Company Account pursuant to this Paragraph shall not exceed 5% of a Member's Compensation for such month.

                 (b) For each Plan Year during which a Member has made the maximum Elective Deferral Contributions under the Profit Sharing Plan pursuant to section 402(g) of the Code or under the terms of the Profit Sharing Plan, the Company shall credit a Member's Company Account with an amount equal to the difference, if any, between (1) 100% of such Member's Elective Deferral Contributions under the Profit Sharing Plan for such Plan Year, and (2) the Matching Contributions made by the Company on such Member's behalf under the Profit Sharing Plan for such Plan Year; provided, however, that the sum of (i) the amounts credited to the Member's Company Account pursuant to this Paragraph and (ii) the Matching Contributions made by the Company on such Member's behalf under the Profit Sharing Plan during any Plan Year shall not exceed 5% of such Member's Compensation for such Plan Year.

                 (c) Company Deferrals made on a Member's behalf shall be credited to his Company Account in accordance with the procedures established from time to time by the Committee.

         3.3     ALLOCATION OF NET INCOME OR LOSS AND CHANGES IN VALUE AMONG
ACCOUNTS.

                 (a) As of each Valuation Date, the Committee shall determine the net income (or net loss) of each Fund for the period elapsed since the next preceding Valuation Date. The net income (or net loss) of each Fund since the next preceding Valuation Date shall be ascertained by the Committee in such manner as it deems appropriate, which may include expenses of administering the Fund, the Trust and the Plan.

                 (b) For purposes of allocations of net income (or net loss), each Member's Accounts shall be divided into subaccounts to reflect such Member's deemed investment in a particular Fund or Funds pursuant to Article
IV. As of each Valuation Date, the net income (or net loss) of each Fund, separately and respectively, shall be allocated among the corresponding subaccounts of the Members who had such corresponding subaccounts invested in such Funds since the next preceding Valuation Date.

                 (c) So long as there is any balance in any Account, such Account shall continue to receive allocations pursuant to this Section.





                                     III-2

                                      IV.

                           DEEMED INVESTMENT OF FUNDS

         The Committee shall designate, in accordance with procedures established by it from time to time, the manner in which the amounts allocated to the Accounts of Members shall be deemed to be invested from among the Fund or Funds designated from time to time for such purpose by the Committee. The Committee may designate one Fund for the deemed investment of all the amounts allocated to the Accounts of Members or the Committee may split the deemed investment of the amounts allocated to such Accounts among more than one Fund in such increments as the Committee may determine. From time to time, the Committee may, in its discretion, change the deemed investment designation for future amounts to be allocated to the Accounts of Members and/or convert the deemed investment designation with respect to amounts already allocated to such Accounts. All determinations and designations by the Committee pursuant to this Article shall apply to all Members in a uniform and nondiscriminatory manner.

                                       V.

                DETERMINATION OF VESTED INTEREST AND FORFEITURES

         5.1 DEFERRAL ACCOUNT. A Member shall have a 100% Vested Interest in his Deferral Account at all times.

         5.2 COMPANY ACCOUNT. Except as provided in the remaining provisions of this Section 5.2, a Member shall have a 0% Vested Interest in his Company Account. A Member shall have a 100% Vested Interest in his Company Account upon completion of five years of continuous employment with the Company and its Affiliates. Employment prior to the Effective Date shall be considered for this purpose. Further, a Member shall have a 100% Vested Interest in his Company Account upon his termination of employment with the Company and its Affiliates after attainment of his Retirement Date or by reason of death or Disability. Finally, a Member who is employed by the Company immediately prior to a Change in Control shall have a 100% Vested Interest in his Company Account if his employment shall be subject to an Involuntary Termination.

         5.3 FORFEITURES. A Member who terminates employment with the Company and its Affiliates with a Vested Interest in his Company Account that is less than 100% shall forfeit to the Company the nonvested portion of such Account as of the date of such termination.

                                      VI.

                            IN-SERVICE DISTRIBUTIONS

         In-service distributions shall not be permitted under the Plan. Members shall not be permitted to make withdrawals from the Plan prior to termination of employment with the Company and its Affiliates. Members shall not, at any time, be permitted to borrow from the Trust Fund. Following termination of employment with the Company and its Affiliates, the amounts credited to a Member's Accounts shall be payable to such Member in accordance with the provisions of Article VII.

                                      VII.

                              TERMINATION BENEFITS

         7.1 AMOUNT OF BENEFIT. Upon termination of employment of a Member with the Company and its Affiliates for any reason, the Member, or, in the event of the death of the Member while employed by the Company or an Affiliate, the Member's designated beneficiary, shall be entitled to a benefit equal in value to the Member's Vested Interest in the balance in his Accounts as of the Valuation Date next preceding the date the payment of such benefit is to commence pursuant to Section 7.2.

         7.2     TIME OF PAYMENT.  Payment of a Member's benefit under Section
7.1 shall commence as soon as administratively practicable after the Valuation Date coincident with or next succeeding the date the Member terminates his employment with the Company and its Affiliates.

         7.3 ALTERNATIVE FORMS OF BENEFIT PAYMENTS. A Member's benefit under Section 7.1 shall be paid in one of the following forms irrevocably elected by such Member in writing on the form prescribed by the Committee on or before the date he became a Member of the Plan:

                          (1)     A single lump sum, cash payment; or

                          (2) Annual installment payments for a term certain of either 5, 10 or 15 years payable to the Member or, in the event of such Member's death prior to the end of such term certain, to his designated beneficiary as provided in Section 7.4.

In the event such Member fails to timely elect the form in which his benefit payments are to be made, such benefit payments shall be in the form of annual installment payments for a term certain of 10 years payable to such Member or, in the event of such Member's death prior to the end of such term certain, to his designated beneficiary as provided in Section 7.4. If a Member dies prior to the date the payment of his benefit begins and if the Member failed to timely elect the form in which his benefit payments are to be made, then benefit payments shall be made to the Member's designated beneficiary in the form described in the preceding sentence. If a Member dies prior to the date the payment of his benefit begins and if the Member did timely elect the form in which his benefit payments are to be made, then benefit payments shall be made to the Member's designated beneficiary in the form elected by the Member.

         7.4     DESIGNATION OF BENEFICIARIES.

                 (a) Each Member shall have the right to designate the beneficiary or beneficiaries to receive payment of his benefit in the event of his death. Each such designation shall be made by executing the beneficiary designation form prescribed by the Committee and filing same with the Committee. Any such designation may be changed at any time by execution of a new designation in accordance with this Section.





                                     VII-1

                 (b) If no such designation is on file with the Committee at the time of the death of the Member or such designation is not effective for any reason as determined by the Committee, then the designated beneficiary or beneficiaries to receive such benefit shall be as follows:

                          (1) If a Member leaves a surviving spouse, his benefit shall be paid to such surviving spouse;

                          (2) If a Member leaves no surviving spouse, his benefit shall be paid to such Member's executor or administrator, or to his heirs at law if there if no administration of such Member's estate.

         7.5 ACCELERATED PAY-OUT OF CERTAIN BENEFITS. Notwithstanding any provision in Section 7.3 to the contrary, if a Member's benefit payments are to be paid in a form other than a single lump sum, cash payment and the aggregate amount to be paid with respect to such Member in any particular calendar year is less than $10,000, then the Committee may, in its sole discretion, elect to cause the entire remaining Account balance with respect to such Member to be paid in a single lump sum, cash payment.

         7.6 PAYMENT OF BENEFITS. To the extent the Trust Fund has sufficient assets, the Trustee shall pay benefits to Members or their beneficiaries, except to the extent the Company pays the benefits directly and provides adequate evidence of such payment to the Trustee. To the extent the Trustee does not or cannot pay benefits out of the Trust Fund, the benefits shall be paid by the Company. Any benefit payments made to a Member or for his benefit pursuant to any provision of the Plan shall be debited to such Member's Accounts. All benefit payments shall be made in cash to the fullest extent practicable.

         7.7 UNCLAIMED BENEFITS. In the case of a benefit payable on behalf of a Member, if the Committee is unable to locate the Member or beneficiary to whom such benefit is payable, upon the Committee's determination thereof, such benefit shall be forfeited to the Company. Notwithstanding the foregoing, if subsequent to any such forfeiture the Member or beneficiary to whom such benefit is payable makes a valid claim for such benefit, such forfeited benefit shall be restored to the Plan by the Company.





                                     VII-2

                                     VIII.

                           ADMINISTRATION OF THE PLAN

         8.1 APPOINTMENT OF COMMITTEE. The general administration of the Plan shall be vested in the Committee which shall be appointed by the Directors and shall consist of one or more persons. Any individual, whether or not an employee of the Company, is eligible to become a member of the Committee.

         8.2 TERM, VACANCIES, RESIGNATION, AND REMOVAL. Each member of the Committee shall serve until he resigns, dies, or is removed by the Directors. At any time during his term of office, a member of the Committee may resign by giving written notice to the Directors and the Committee, such resignation to become effective upon the appointment of a substitute member or, if earlier, the lapse of thirty days after such notice is given as herein provided. At any time during his term of office, and for any reason, a member of the Committee may be removed by the Directors with or without cause, and the Directors may in their discretion fill any vacancy that may result therefrom. Any member of the Committee who is an employee of the Company shall automatically cease to be a member of the Committee as of the date he ceases to be employed by the Company and its Affiliates.

         8.3 SELF-INTEREST OF MEMBERS. No member of the Committee shall have any right to vote or decide upon any matter relating solely to himself under the Plan (including, without limitation, Committee decisions under Article II) or to vote in any case in which his individual right to claim any benefit under the Plan is particularly involved. In any case in which a Committee member is so disqualified to act and the remaining members cannot agree, the Directors shall appoint a temporary substitute member to exercise all the powers of the disqualified member concerning the matter in which he is disqualified.

         8.4 COMMITTEE POWERS AND DUTIES. The Committee shall supervise the administration and enforcement of the Plan according to the terms and provisions hereof and shall have all powers necessary to accomplish these purposes, including, but not by way of limitation, the right, power, authority, and duty:

                 (a) To make rules, regulations, and bylaws for the administration of the Plan that are not inconsistent with the terms and provisions hereof, and to enforce the terms of the Plan and the rules and regulations promulgated thereunder by the Committee;

                 (b) To construe in its discretion all terms, provisions, conditions, and limitations of the Plan;

                 (c) To correct any defect or to supply any omission or to reconcile any inconsistency that may appear in the Plan in such manner and to such extent as it shall deem in its discretion expedient to effectuate the purposes of the Plan;





                                     VIII-1

                 (d) To employ and compensate such accountants, attorneys, investment advisors, and other agents, employees, and independent contractors as the Committee may deem necessary or advisable for the proper and efficient administration of the Plan;

                 (e) To determine in its discretion all questions relating to eligibility;

                 (f) To determine whether and when there has been a termination of a Member's employment with the Company and its Affiliates, and the reason for such termination;

                 (g) To make a determination in its discretion as to the right of any person to a benefit under the Plan and to prescribe procedures to be followed by distributees in obtaining benefits hereunder;

                 (h) To receive and review reports from the Trustee as to the financial condition of the Trust Fund, including its receipts and disbursements; and

                 (i)      To establish or designate Funds as provided in
         Article IV.

         8.5 CLAIMS REVIEW. In any case in which a claim for Plan benefits of a Member or beneficiary is denied or modified, the Committee shall furnish written notice to the claimant within ninety days (or within 180 days if additional information requested by the Committee necessitates an extension of the ninety-day period), which notice shall:

                 (a) State the specific reason or reasons for the denial or modification;

                 (b) Provide specific reference to pertinent Plan provisions on which the denial or modification is based;

                 (c) Provide a description of any additional material or information necessary for the Member, his beneficiary, or representative to perfect the claim and an explanation of why such material or information is necessary; and

                 (d) Explain the Plan's claim review procedure as contained herein.

In the event a claim for Plan benefits is denied or modified, if the Member, his beneficiary, or a representative of such Member or beneficiary desires to have such denial or modification reviewed, he must, within sixty days following receipt of the notice of such denial or modification, submit a written request for review by the Committee of its initial decision. In connection with such request, the Member, his beneficiary, or the representative of such Member or beneficiary may review any pertinent documents upon which such denial or modification was based and may submit issues and comments in writing. Within sixty days following such request for review the Committee shall, after providing a full and fair review, render its final decision in writing to the Member, his beneficiary or the representative of such Member or beneficiary stating specific reasons for such decision and making specific references to pertinent Plan provisions upon which the decision is based. If special circumstances require an extension of such sixty-day period, the Committee's decision shall be





                                     VIII-2
rendered as soon as possible, but not later than 120 days after receipt of the request for review. If an extension of time for review is required, written notice of the extension shall be furnished to the Member, beneficiary, or the representative of such Member or beneficiary prior to the commencement of the extension period.

         8.6 COMPANY TO SUPPLY INFORMATION. The Company shall supply full and timely information to the Committee, including, but not limited to, information relating to each Member's Compensation, age, retirement, death, or other cause of termination of employment and such other pertinent facts as the Committee may require. The Company shall advise the Trustee of such of the foregoing facts as are deemed necessary for the Trustee to carry out the Trustee's duties under the Plan and the Trust Agreement. When making a determination in connection with the Plan, the Committee shall be entitled to rely upon the aforesaid information furnished by the Company.

         8.7 INDEMNITY. To the extent permitted by applicable law, the Company shall indemnify and save harmless the Directors and each member of the Committee against any and all expenses, liabilities and claims (including legal fees incurred to defend against such liabilities and claims) arising out of their discharge in good faith of responsibilities under or incident to the Plan. Expenses and liabilities arising out of willful misconduct shall not be covered under this indemnity. This indemnity shall not preclude such further indemnities as may be available under insurance purchased by the Company or provided by the Company under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, as such indemnities are permitted under applicable law.





                                     VIII-3

                                      IX.

                            ADMINISTRATION OF FUNDS

         9.1 PAYMENT OF EXPENSES. All expenses incident to the administration of the Plan and Trust, including but not limited to, legal, accounting, Trustee fees, and expenses of the Committee, may be paid by the Company and, if not paid by the Company, shall be paid by the Trustee from the Trust Fund, if any.

         9.2 TRUST FUND PROPERTY. All income, profits, recoveries, contributions, forfeitures and any and all moneys, securities and properties of any kind at any time received or held by the Trustee, if any, shall be held for investment purposes as a commingled Trust Fund pursuant to the terms of the Trust Agreement. The Committee shall maintain one or more Accounts in the name of each Member, but the maintenance of an Account designated as the Account of a Member shall not mean that such Member shall have a greater or lesser interest than that due him by operation of the Plan and shall not be considered as segregating any funds or property from any other funds or property contained in the commingled fund. No Member shall have any title to any specific asset in the Trust Fund, if any.

                                       X.

                               NATURE OF THE PLAN

         The Company intends and desires by the adoption of the Plan to recognize the value to the Company of the past and present services of employees covered by the Plan and to encourage and assure their continued service with the Company by making more adequate provision for their future retirement security. The establishment of the Plan is, in part, made necessary by certain benefit limitations which are imposed on the Profit Sharing Plan by the Code. The Plan is intended to constitute an unfunded, unsecured plan of deferred compensation for a select group of management or highly compensated employees of the Company. Plan benefits herein provided are to be paid out of the Company's general assets. Nevertheless, subject to the terms hereof and of the Trust Agreement, the Company may transfer money or other property to the Trustee and the Trustee shall pay Plan benefits to Members and their beneficiaries out of the Trust Fund.

         The Directors, in their sole discretion, may establish the Trust and enter into the Trust Agreement. In such event, the Company shall remain the owner of all assets in the Trust Fund and the assets shall be subject to the claims of Company creditors if the Company ever becomes insolvent. For purposes hereof, the Company shall be considered "insolvent" if (a) the Company is unable to pay its debts as they become due, or (b) the Company is subject to a pending proceeding as a debtor under the United Sates Bankruptcy Code (or any successor federal statute). The chief executive officer of the Company and its board of directors shall have the duty to inform the Trustee in writing if the Company becomes insolvent. Such notice given under the preceding sentence by any party shall satisfy all of the parties' duty to give notice. When so informed, the Trustee shall suspend payments to the Members and hold the assets for the benefit of the Company's general creditors. If the Trustee receives a written allegation that the Company is insolvent, the Trustee shall suspend payments to the Members and hold the Trust Fund for the benefit of the Company's general creditors, and shall determine within the period specified in the Trust Agreement whether the Company is insolvent. If the Trustee determines that the Company is not insolvent, the Trustee shall resume payments to the Members. No Member or beneficiary shall have any preferred claim to, or any beneficial ownership interest in, any assets of the Trust Fund.

                                      XI.

                               ADOPTING ENTITIES

          It is contemplated that other corporations, associations, partnerships or proprietorships may adopt this Plan and thereby become the Company. Any such entity, whether or not presently existing, may become a party hereto by appropriate action of its officers without the need for approval of its board of directors or noncorporate counterpart or of the Directors; provided, however, that such entity must be an Affiliate. The provisions of the Plan shall apply separately and equally to each Company and its employees in the same manner as is expressly provided for Marine Drilling Companies, Inc. and its employees, except that the power to appoint or otherwise affect the Committee or the Trustee and the power to amend or terminate the Plan or amend the Trust Agreement shall be exercised by the Directors alone. Transfer of employment among Companies and Affiliates shall not be considered a termination of employment hereunder. Any Company may, by appropriate action of its officers without the need for approval of its board of directors or noncorporate counterpart or the Directors, terminate its participation in the Plan. Moreover, the Directors may, in their discretion, terminate a Company's Plan participation at any time.

                                      XII.

                                 MISCELLANEOUS

         12.1 NOT CONTRACT OF EMPLOYMENT. The adoption and maintenance of the Plan shall not be deemed to be a contract between the Company and any person or to be consideration for the employment of any person. Nothing herein contained shall be deemed to give any person the right to be retained in the employ of the Company or to restrict the right of the Company to discharge any person at any time nor shall the Plan be deemed to give the Company the right to require any person to remain in the employ of the Company or to restrict any person's right to terminate his employment at any time.

         12.2 ALIENATION OF INTEREST FORBIDDEN. The interest of a Member or his beneficiary or beneficiaries hereunder may not be sold, transferred, assigned, or encumbered in any manner, either voluntarily or involuntarily, and any attempt so to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same shall be null and void; neither shall the benefits hereunder be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person to whom such benefits or funds are payable, nor shall they be an asset in bankruptcy or subject to garnishment, attachment or other legal or equitable proceedings.

         12.3 WITHHOLDING. All Compensation deferrals and payments provided for hereunder shall be subject to applicable withholding and other deductions as shall be required of the Company under any applicable local, state or federal law.

         12.4 AMENDMENT AND TERMINATION. The Directors may from time to time, in their discretion, amend, in whole or in part, any or all of the provisions of the Plan; provided, however, that no amendment may be made that would impair the rights of a Member with respect to amounts already allocated to his Accounts. The Directors may terminate the Plan at any time. In the event that the Plan is terminated, the balance in a Member's Accounts shall be paid to such Member or his designated beneficiary in the manner specified by the Committee, which may include the payment of a single lump sum, cash payment in full satisfaction of all of such Member's or beneficiary's benefits hereunder.

         12.5 SEVERABILITY. If any provision of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions hereof; instead, each provision shall be fully severable and the Plan shall be construed and enforced as if said illegal or invalid provision had never been included herein.

         12.6 GOVERNING LAWS. ALL PROVISIONS OF THE PLAN SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF TEXAS EXCEPT TO THE EXTENT PREEMPTED BY FEDERAL LAW.





                                     XII-1

         EXECUTED effective as of July 1, 1996.


                          MARINE DRILLING COMPANIES, INC.



                          By:
                                   ---------------------------------------------
                                   William H. Flores
                                   Senior Vice President/Chief Financial Officer





                                     (iii)